As filed with the Securities and Exchange Commission on May 13, 2005

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement Under The Securities Act of 1933

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4287300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035

(Address of principal executive offices)

(508) 549-9981

(Registrant’s telephone number, including area code)

Second Amended and Restated 2002 Equity Incentive Plan
Second Amended and Restated Founders’ Option Plan

(Full Title of the plans)

Timothy R. Surgenor
President and Chief Executive Officer
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(508) 549-9981

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Katherine J. Blair, Esq.
Shoshannah D. Katz, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
10100 Santa Monica Boulevard, Seventh Floor
Los Angeles, CA 90067
Telephone: (310) 552-5000
Facsimile: (310) 552-5001

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum		Proposed Maximum
Securities to be	Amount to be	Offering Price		Aggregate		Amount of
Registered	Registered(1)	per Share		Offering Price		Registration Fee
Common Stock, $0.001 par value per share	126,280 shares	$1.55	(2)	$195,734	(2)	$23
Common Stock, $0.001 par value per share	3,413,150 shares	$0.50	(3)	$1,706,575	(3)	$201
Total:	3,539,430 shares			$1,902,309		$224

(1)	Represents (i) 126,280 shares of Common Stock available for issuance under the Registrant’s Second Amended and Restated 2002 Equity Incentive Plan, (ii) 2,344,735 shares of Common Stock underlying outstanding stock options granted under the Registrant’s Second Amended and Restated 2002 Equity Incentive Plan and (iii) 1,068,415 shares of Common Stock underlying stock options granted under the Registrant’s Second Amended and Restated Founders’ Option Plan. This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the total registration fee. Computation based upon the average of the high ($1.65) and low ($1.45) prices of the Common Stock as reported on the Over-the-Counter Bulletin Board on May 11, 2005.

(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of the outstanding options.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information

Information required by this Part I, Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of Cyberkinetics Neurotechnology Systems, Inc. (the “Registrant”), filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed on March 31, 2005 (including information specifically incorporated by reference into our 10-KSB from our Proxy Statement for our 2005 Annual Meeting of Stockholders);

•	Our Quarterly Report on Form 10-QSB for the period ended March 31, 2005, as filed on May 13, 2005;

•	Our Current Reports on Form 8-K (other than information furnished pursuant to Item 2.02 or Item 9.01 thereof) as filed on January 12, 2005, February 1, 2005, March 28, 2005, April 4, 2005, April 6, 2005, and April 12, 2005; and

•	The description of our common stock contained in our registration statement on Form SB-2, as filed on December 3, 2004, including all amendments, reports and prospectus supplements filed for the purpose of updating such description.

We incorporate by reference the documents listed above and any documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement, except for information furnished under Item 2.02 or Item 9.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our Certificate of Incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     Our Bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our Bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our Bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our Bylaws.

We also have directors’ and officers’ liability insurance.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number
4.1
Second Amended and Restated 2002 Equity Incentive Plan, filed as Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 and incorporated herein by reference.

4.2
Second Amended and Restated Founders’ Option Plan, filed as Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 and incorporated herein by reference.

4.3	Form of Incentive Stock Option Agreement, filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference.
4.4	Form of Non-Incentive Stock Option Agreement, filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference.
5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).

Item 9. Undertakings

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxborough, Massachusetts, on this 13 day of May, 2005.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor, President and Chief Executive Officer (Principal Executive
Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Cyberkinetics Neurotechnology Systems, Inc., do hereby constitute and appoint Timothy R. Surgenor or Kimi E. Iguchi, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Names	Title	Date

/s/ Timothy R. Surgenor Timothy R. Surgenor	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2005

/s/ John P. Donoghue, Ph.D. John P. Donoghue, Ph.D.	Chief Scientific Officer and Director	May 13, 2005

/s/ Kimi E. Iguchi Kimi E. Iguchi	Vice President, Finance (Principal Financial and Accounting Officer)	May 13, 2005

/s/ Mark P. Carthy Mark P. Carthy	Director	May 13, 2005

George N. Hatsopoulos, Ph.D.	Director

/s/ Nicholas G. Hatsopoulos, Ph.D. Nicholas G. Hatsopoulos, Ph.D.	Director	May 13, 2005

/s/ Philip W. Morgan Philip W. Morgan	Director	May 13, 2005

/s/ Theo Melas-Kyriazi Theo Melas-Kyriazi	Director	May 13, 2005

/s/ Daniel E. Geffken Daniel E. Geffken	Director	May 13, 2005

EXHIBIT INDEX

Exhibit
Number
4.1
Second Amended and Restated 2002 Equity Incentive Plan, filed as Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 and incorporated herein by reference.

4.2
Second Amended and Restated Founders’ Option Plan, filed as Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 and incorporated herein by reference.

4.3	Form of Incentive Stock Option Agreement, filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference.
4.4	Form of Non-Incentive Stock Option Agreement, filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference.
5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).